(2) Held by NIF Ventures Co., LTD and affiliated entities as follows: (i) 363,667 shares held by NIF Ventures Co., LTD (ii) 260,282 shares held by Investment Enterprise Partnership "NIF New Technology Fund 2000/1"; (iii) 223,387 shares held by Investment Enterprise Partnership "NIF New Technology Fund 2000/2"; (iv) 143,414 shares held by Investment Enterprise Partnership "NIF New Technology Fund 99-A"; (v) 143,414 shares held by Investment Enterprise Partnership "NIF New Technology Fund 99-B"; (vi) 74,532 shares held by Investment Enterprise Partnership "NIF 21-One (1)"; (vii) 39,780 shares held by Investment Enterprise Partnership "NIF 21-One (2-A)"; (viii) 39,780 shares held by Investment Enterprise Partnership "NIF 21-One (2-B)"; (ix) 21,725 shares held by Investment Enterprise Partnership "NIF-TT Fund"; and (x) 10,862 shares held by Investment Enterprise Partnership "NIF-ST Fund." Mr. Timmins is a general partner and Managing Director for NIF Ventures Co., LTD, and disclaims beneficial ownership of the reported securities except to the extent of his proportional interest therein.
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Gray Cary\PA\10331350.1
2100748-900000

Gray Cary\PA\10331350.1
2100748-900000